EXHIBIT 3.1(d)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/15/1994
                                                             944245972 - 2063399

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                  INNOTEK, INC.
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            Adopted in accordance with the provisions of Section 242
            of the General Corporation Law of the State of Delaware
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          We,  Maryanne  Carroll,  President,  and  Luis  Mejia,  Secretary,  of
     INNOTEK, INC., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:


FIRST, that the Certificate of Incorporation of said corporation has been amended as follows:

          (a) By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows: "the name of the corporation (hereinafter the "corporation") is DermaRx Corporation."

         SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, we have signed this certificate this 14th day of
December, 1994.


                                              /s/ Maryanne Carroll
                                              ---------------------------
                                              Maryanne Carroll, President


                                              /s/ Luis Mejia
                                              ---------------------------
                                              Luis Mejia, Secretary




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